UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2006

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of Principal Executive Office) (Zip Code)

954-316-9008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 30, 2006, Parlux Fragrances, Inc. (“Parlux” or the “Company”) received a Nasdaq Staff Determination notice from the Nasdaq Stock Market Listing Qualifications Department that the Company’s failure to timely file its Annual Report on Form 10-K for the year ended March 31, 2006 (“Form 10-K”) violated Nasdaq Marketplace Rule 4310(c)(14). As a result, Parlux’s common stock is subject to delisting from Nasdaq National Market at the opening of business on July 11, 2006, unless we request a hearing in accordance with Nasdaq Marketplace Rules. We intend to request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination, which will automatically defer the delisting of our common stock pending the Panel’s review and determination. Parlux’s common stock will continue to be traded on The Nasdaq National Market after the hearing request is made and until the Panel issues a determination and any exception granted by the Panel has expired.

We have delayed filing our Form 10-K until we complete management’s assessment of the internal controls and reporting requirements under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). We intend to file the Form 10-K as soon as practicable after we complete the SOX assessment and reporting processes, including those of our independent auditors.

Parlux issued a press release on July 5, 2006, regarding the contents of the Nasdaq Staff Determination notice, a copy of which is attached as Exhibit 99.1 to this Report and incorporated in this Report by this reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated July 5, 2006 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARLUX FRAGRANCES, INC.

By:	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date:  July 6, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 5, 2006 (furnished herewith).